Exhibit 99.1
FOR IMMEDIATE RELEASE
June 19, 2009
Contacts:

Analysts		Media
Jay Gould	(614) 480-4060	Maureen Brown	(614) 480-5512
Jim Graham	(614) 480-3878	Jeri Grier	(614) 480-5413
HUNTINGTON BANCSHARES INCORPORATED ANNOUNCES COMPLETION OF
CASH TENDER OFFER FOR CERTAIN TRUST PREFERRED SECURITIES;
$46.2 MILLION AFTER-TAX GAIN EXPECTED
     COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today announced the results of its previously announced offer to purchase for cash (the “Tender Offer”) a portion of outstanding trust preferred securities of Huntington Capital I, Huntington Capital II and Huntington Capital III, as set forth in the table below, which is expected to result in a $46.2 million after-tax gain. All capitalized terms used but not defined in this press release shall have the meanings ascribed to them in the Offer to Purchase dated as of May 21, 2009, relating to the Tender Offer.
     The Tender Offer expired at 11:59 p.m., New York City time, on June 18, 2009 (the “Expiration Date”). As of the Expiration Date, $166.3 million aggregate liquidation amount of Securities were validly tendered for purchase, according to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent with respect to the Tender Offer. Huntington has accepted for purchase all Securities validly tendered and not validly withdrawn. This will result in an aggregate purchase price of approximately $96.2 million for the Securities, representing the aggregate Total Consideration for the Securities and the applicable accrued and unpaid distributions on the Securities, to be paid by Huntington on the expected settlement date for the Tender Offer, June 23, 2009 (the “Settlement Date”). After settlement of the Tender Offer, $303.9 million aggregate liquidation amount of Securities not held by Huntington will remain outstanding.
     The table below sets forth in detail the amount of each issue of Securities validly tendered and accepted for purchase as of the Expiration Date.

TABLE OF COMPANY SECURITIES

				Aggregate
		Aggregate	Aggregate	Liquidation Amount
		Liquidation	Liquidation Amount	Not Held By
		Amount	Tendered and	Huntington to be
		Outstanding	Accepted for	Outstanding After
	CUSIP	as of May 20,	Purchase as of	Settlement on June 23,
Title of Security	Numbers	2009	June 18, 2009	2009

Huntington Capital I Floating Rate Capital Securities	446283 AD5, 446283 AA1 or U44558 AA9	$152,180,000	$19,550,000	$132,630,000

Huntington Capital II Floating Rate Capital Securities, Series B	446284 AA9	$68,000,000	$11,000,000	$57,000,000

Huntington Capital III 6.65% Trust Preferred Securities	44628M AA9	$250,000,000	$135,715,000	$114,285,000
     Goldman, Sachs & Co. served as Dealer Manager in connection with the Tender Offer. Global Bondholder Services Corporation served as Depositary and Information Agent in connection with the Tender Offer.
Recap of Capital Raising Program
     “With the completion of this cash tender offer, we have raised $567 million of the $675 million we targeted on May 20, 2009,” said Stephen D. Steinour, chairman, president, and chief executive officer. “This includes $449 million of common equity resulting from the issuance of common shares, significantly higher than the originally targeted $350 million. We continue to be very pleased with the investor reception and desire to hold our common shares. This reflects well on increasing investor confidence in Huntington’s future prospects. We continue to work on the remaining other actions targeted to further improve our regulatory common equity and expect to have much of that completed this quarter.”
     “We believe we are close to having all of the targeted capital resources to weather an adverse credit scenario similar to that used by the government in its recently announced stress tests of the country’s 19 largest bank holding companies,” he continued. “While credit losses are expected to remain elevated for the foreseeable future, we still believe actual credit losses could be significantly less than modeled in the stress scenario. As such, we continue to believe we are better positioned to eventually repay our $1.4 billion of TARP capital.”

Regulatory Common Equity Raise Update

	5/20/09	6/18/09
($ MM)	Targeted	Completed

Common stock issuance	$350.0	$448.6
Cash tender offer of certain trust preferred securities (1)	75.0	46.2
Other actions (2)	250.0	72.3

	$675.0	$567.1

(1)	Increase to regulatory common equity will be recognized after settlement and upon retirement of the trust preferred securities purchased in the tender offer and the cancellation of the corresponding debentures issued by Huntington and held by the trusts.

(2)	$72.3 million through 6/18/09 represents conversion of preferred stock. Other potential actions include additional liability management initiatives, exchange of other capital instruments, adoption of new accounting standard FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, and other management initiatives.
     The table below highlights the estimated pro forma impact of all actions completed through June 18, 2009 on March 31, 2009 capital ratios:

			1Q09
	As Reported		Pro Forma

			Completed
	4Q08	1Q09	Actions (2)

Tangible Common Equity / Tangible Assets (1)	4.04%	4.65%	6.05%
Tier 1 Common	5.04	5.64	7.18
Tier 1 Risk-based Capital Ratio	10.72	11.16	12.13
Total Risk-based Capital Ratio	13.91	14.28	15.25

(1)	Excludes deferred tax liability on intangible assets.

(2)	Includes $120.0 million of common equity issued through Discretionary Equity Issuance programs and $20.0 million of common equity from the conversion of preferred stock through 5/20/09, plus the completed items through 6/18/09 as described above.
Forward-looking Statement
     This press release contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; and (7) extended disruption of vital infrastructure. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2008 Annual Report on
Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange

Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.
About Huntington
     Huntington Bancshares Incorporated is a $52 billion regional bank holding company headquartered in Columbus, Ohio. Huntington has more than 143 years of serving the financial needs of its customers. Through our subsidiaries, including our banking subsidiary, The Huntington National Bank, we provide full-service commercial and consumer banking services, mortgage banking services, equipment leasing, investment management, trust services, brokerage services, customized insurance service program, and other financial products and services. Our over 600 banking offices are located in Indiana, Kentucky, Michigan, Ohio, Pennsylvania, and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of almost 1,400 ATMs. The Auto Finance and Dealer Services group offers automobile loans to consumers and commercial loans to automobile dealers within our six-state banking franchise area. Selected financial service activities are also conducted in other states including: Private Financial Group offices in Florida and Mortgage Banking offices in Maryland and New Jersey. International banking services are available through the headquarters office in Columbus and a limited purpose office located in both the Cayman Islands and Hong Kong.
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